Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 15, 2026)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 28, 2026 of $9,254,700 or $2.50 per share diluted compared to net income of $9,956,400 or $2.71 per share diluted in 2025. First quarter 2025 results included $2.2 million of leasing income from the settlement of customer litigation.

“During the quarter we introduced two significant enhancements to our business model in partnership with our franchisees,” noted Brett D. Heffes, Chair and Chief Executive Officer. “We are launching a North American Ad Fund for Plato’s Closet as well as modernizing the point-of-sale offering for our franchisees. These two improvements are intended to provide permanent vehicles to fund ongoing reinvestment in marketing, technology and innovation initiatives on behalf of our franchisees.” For additional details on these announcements, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2026.

Winmark - the Resale Company®, is a nationally recognized franchisor focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At March 28, 2026, there were 1,383 franchises in operation and over 2,800 available territories.  An additional 79 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	March 28, 2026	December 27, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$19,828,300	$10,295,700
Restricted cash	100,000	165,000
Receivables, net	2,002,500	1,483,500
Income tax receivable	—	463,600
Inventories	421,400	362,500
Prepaid expenses	2,698,800	1,325,700
Total current assets	25,051,000	14,096,000

Property and equipment, net	1,138,400	1,219,000
Operating lease right of use asset	1,670,700	1,761,500
Intangible assets, net	2,197,800	2,286,300
Goodwill	607,500	607,500
Other assets	525,400	506,400
Deferred income taxes	4,407,400	4,407,400
	$35,598,200	$24,884,100

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,057,500	$1,673,900
Income tax payable	1,919,100	—
Accrued liabilities	4,496,800	2,324,800
Deferred revenue	1,654,700	1,667,300
Total current liabilities	9,128,100	5,666,000
Long-Term Liabilities:
Line of credit/Term loan	30,000,000	30,000,000
Notes payable, net	29,965,600	29,961,000
Deferred revenue	8,307,000	8,350,100
Operating lease liabilities	2,235,800	2,414,200
Other liabilities	2,170,400	2,175,200
Total long-term liabilities	72,678,800	72,900,500
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,577,671 and 3,571,861 shares issued and outstanding	21,260,800	19,612,800
Retained earnings (accumulated deficit)	(67,469,500)	(73,295,200)
Total shareholders’ equity (deficit)	(46,208,700)	(53,682,400)
	$35,598,200	$24,884,100

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
Revenue:
Royalties	$19,262,800	$17,774,700
Leasing income	—	2,307,800
Merchandise sales	653,900	941,300
Franchise fees	342,900	332,100
Other	590,100	563,800
Total revenue	20,849,700	21,919,700
Cost of merchandise sold	618,500	888,300
Selling, general and administrative expenses	7,869,600	7,434,800
Income from operations	12,361,600	13,596,600
Interest expense	(613,900)	(613,900)
Interest and other income	118,700	149,900
Income before income taxes	11,866,400	13,132,600
Provision for income taxes	(2,611,700)	(3,176,200)
Net income	$9,254,700	$9,956,400
Earnings per share - basic	$2.59	$2.81
Earnings per share - diluted	$2.50	$2.71
Weighted average shares outstanding - basic	3,573,767	3,538,647
Weighted average shares outstanding - diluted	3,708,538	3,672,943

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
OPERATING ACTIVITIES:
Net income	$9,254,700	$9,956,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	95,200	97,200
Amortization of intangible assets	88,500	88,500
Compensation expense related to stock options	614,100	536,600
Operating lease right of use asset amortization	90,800	82,200
Tax benefits on exercised stock options	302,800	—
Change in operating assets and liabilities:
Receivables	(519,000)	(1,250,000)
Income tax receivable/payable	2,079,900	2,980,000
Inventories	(58,900)	59,400
Prepaid expenses	(1,373,100)	323,700
Other assets	(19,000)	(25,200)
Accounts payable	(616,400)	(18,000)
Accrued and other liabilities	1,993,500	2,018,300
Deferred revenue	(55,800)	229,300
Net cash provided by operating activities	11,877,300	15,078,400
INVESTING ACTIVITIES:
Purchase of property and equipment	(14,600)	(51,200)
Net cash used for investing activities	(14,600)	(51,200)
FINANCING ACTIVITIES:
Repurchases of common stock	—	(2,249,900)
Proceeds from exercises of stock options	1,033,900	47,700
Dividends paid	(3,429,000)	(3,186,000)
Net cash used for financing activities	(2,395,100)	(5,388,200)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9,467,600	9,639,000
Cash, cash equivalents and restricted cash, beginning of period	10,460,700	12,329,800
Cash, cash equivalents and restricted cash, end of period	$19,928,300	$21,968,800
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$604,000	$604,000
Cash paid for income taxes	$207,600	$196,200

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Condensed Balance Sheets to the total of the same amounts shown above:
	Three Months Ended
	March 27, 2026	March 29, 2025
Cash and cash equivalents	$19,828,300	$21,828,800
Restricted cash	100,000	140,000
Total cash, cash equivalents and restricted cash	$19,928,300	$21,968,800